Exhibit 16.1

June 11, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: Intevac, Inc.

File No. 0-26946

Dear Sir or Madam

We have read Item 4.01 of Form 8-K of Intevac, Inc. dated June 11, 2015, and agree with the statements concerning our Firm contained in the second and third paragraphs therein.

/s/ Grant Thornton LLP